STOCK PURCHASE AGREEMENT
                            ------------------------


THIS STOCK PURCHASE AGREEMENT, entered into as of July 22, 1998 (the "Execution Date"), to be effective the 1st day of July, 1998 (the AEffective Date@), is by and among METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (AMetropolitan@), METCARE II, INC., a Florida corporation and a wholly owned subsidiary of Metropolitan (AMetcare@); and PAUL WAND, M.D. (AWand@).

                                    RECITALS
                                    --------

         WHEREAS, Metropolitan, Metcare, Wand and Paul Wand, M.D., Inc. (AOld P.A.@) entered into a Merger Agreement as of the 24th day of October, 1996 whereby Old P.A. was merged with and into Metcare with Old P.A. being the surviving corporation; and

         WHEREAS, as of the Closing Date and after the Articles of Merger were filed with the State of Florida on March __, 1998, Old P.A.=s name was changed to Metcare and Wand received Seventy Five Thousand (75,000) shares of Metropolitan Common Stock along with other consideration; and

         WHEREAS, Metropolitan and Wand entered into a Professional Services Agreement/Employment Agreement on March 10, 1997 whereby Wand provides medical services for Metropolitan; and

         WHEREAS, Metropolitan, Metcare and Wand desire to terminate their relationship, that the Professional Services Agreement/Employment Agreement between Wand and Metropolitan be terminated and for Wand to re-acquire all of the issued and outstanding common stock of Metcare (the AShares@), the assets which comprise the current office location and any accounts receivable derived by Wand prior to or during his employment with Metropolitan; and

               NOW, THEREFORE, in order to consummate the transfer of ownership of Metcare and in consideration of the mutual agreements contained in this Agreement, the parties agree as follows:

                                    AGREEMENT
                                    ---------

                                    SECTION 1
                                    ---------

                        SALE OF SHARES AND PURCHASE PRICE
                        ---------------------------------

               1.1 Transfer of Metcare Shares. At the Closing, Metropolitan shall deliver or cause to be delivered to Wand certificates representing all of the Shares owned by Metropolitan, as listed on Exhibit A. Those stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with signature guarantees and other documents which may be reasonably required by Wand to effect a valid transfer of the Shares by Metropolitan, free and clear of any and all liens, encumbrances, charges or claims. Metropolitan, by execution of this Agreement, appoints Wand as their attorney-in-fact to effectuate transfer of the Shares at the Closing (as defined below).

               1.2 Purchase Price and Payment. In consideration of the sale by Metropolitan to Wand of the Shares, in reliance upon the representations and warranties of Metropolitan and Metcare contained in this Agreement and made at the Closing and subject to the satisfaction of all of the conditions contained in this Agreement, Wand agrees that simultaneously with the execution and delivery of this Agreement, he will deliver to Metropolitan the number of shares of Metropolitan Common Stock (AMetropolitan Stock@) specified in Exhibit 1.2 owned by Wand and a promissory note, personally guaranteed by Wand and secured by the stock of the P.A., in the amount of SEVENTY FIVE THOUSAND DOLLARS ($75,000) in substantially the form as Exhibit 1.2(A). Those stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with medallion guarantees and other documents which may be reasonably required by Metropolitan to effect a valid transfer of the Metropolitan Stock by Wand. Wand, by execution of this Agreement, appoints Metropolitan as his attorney-in-fact to effectuate transfer of the Metropolitan Stock at the Closing.

               1.3 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the law offices of Ziskind & Arvin, P.A. at 444 Brickell Avenue, Suite 905, Miami, Florida 33131 on July 21, 1998 or at another place or an earlier or later date or time as may be mutually agreed upon by the parties.

               1.4 Further Assurances. Metropolitan, Metcare and Wand agree that from time to time after the Closing and without further consideration, Metropolitan, Metcare and Wand shall execute and deliver further instruments of transfer and assignment and take all other actions as may be reasonably required to more effectively transfer and assign to, and vest in Wand the Shares and all rights to the Shares, and to fully implement the provisions of this Agreement.

                                    SECTION 2
                                    ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                         OF THE METROPOLITAN AND METCARE
                         -------------------------------

               2.1 Making of Representations and Warranties. As a material inducement to Wand to enter into this Agreement and consummate the contemplated transactions, Metropolitan and Metcare make to Wand the representations and warranties contained in this Section 2. Notwithstanding the above, Wand agrees that the representations and warranties made by Metropolitan and Metcare contained in this Section 2 are made with respect to only the time period from March 10, 1997 through the Closing Date, the time period which Metropolitan owned Metcare (the @Relevant Period@).

               2.2 Organization and Qualifications of Metcare. Metcare is a for profit corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where those properties are owned or leased or that business is currently conducted or proposed to be conducted. The copies of Metcare's Articles of Incorporation as amended to date and of Metcare=s by-laws, as amended to date and delivered to Wand's counsel, are complete and correct, and no amendments to them are pending. Metcare is not in violation of any term of its Articles of Incorporation or By-laws. Metropolitan shall deliver to Wand a certified copy of Metcare=s Articles of Incorporation within five (5) business days after the Closing.

               2.3   Capital Stock of Metcare; Beneficial Ownership.

                           (a) The authorized capital stock of Metcare consists
of _______ (____) shares of Common Stock, __________ (______) par value per share, of which ____________ (______) shares are duly and validly issued, outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Metcare. None of Metcare's capital stock issued to Wand has been issued in violation of any federal or state law. Except as described in Schedule 2.3(a), there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Shares to which Metcare or any of the Stockholders is a party.

                           (b) Metropolitan owns beneficially and of record the
Shares listed opposite its name on Exhibit 2.3(b) free and clear of any liens, restrictions or encumbrances.

         2.4 Authority of Metropolitan and Metcare. Metropolitan and Metcare have the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Metropolitan and Metcare pursuant to this Agreement and to carry out the contemplated transactions. The execution, delivery and performance by Metropolitan and Metcare of this Agreement and each other agreement, document and instrument have been duly authorized by all necessary action of Metropolitan and Metcare and no other action on the part of Metropolitan or Metcare is required. This Agreement and each agreement, document and instrument executed and delivered by Metropolitan and Metcare pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Metropolitan and Metcare enforceable in accordance with their terms. The execution, delivery and performance by Metropolitan and Metcare of this Agreement and each agreement, document and instrument:

                           (a) does not and will not violate any provision of
the Articles of Incorporation or by-laws of Metropolitan or Metcare;

                           (b) does not and will not violate any laws of the
United States, or any state or other jurisdiction applicable to Metropolitan or Metcare or require Metropolitan or Metcare to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made except for the Consents (as defined below); and

                           (c) does not and will not result in a breach of,
constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Metropolitan or Metcare is a party or by which the property of Metropolitan or Metcare is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of Metcare's assets or the Shares, except as specifically identified on Schedule 2.4(iii)(c).

         2.5   Real and Personal Property.

                           (a) Leased Real Property. All of the real property
leased by Metcare is identified on Schedule 2.5(a) (referred to as the "Leased Real Property").

                                    (i) Status of Leases. All leases of Leased
Real Property are identified on Schedule 2.5(a), and true and complete copies of those leases have been delivered to Wand. Each of those leases has been duly authorized and executed by the parties and is in full force and effect. Metropolitan or Metcare is not in default under any of those leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to a default. To Metropolitan and Metcare's knowledge, the other party to each of the leases is not in default under any of the leases and there is no event which, with notice or the passage of time, or both, would give rise to a default.

                                    (ii) Consents. Except as described in
Schedule 2.5(a)(ii), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any consents, approvals or filings are required, Metropolitan or Metcare will utilize their best efforts to assist Wand in obtaining or completing them before the Closing.

                                    (iii) Condition of Leased Real Property.
Except as described in Schedule 2.5(a)(iii), there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Leased Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all those buildings and improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. Access to the Leased Real Property is by a public way or public street. To the best of

Metropolitan and Metcare's knowledge, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Leased Real Property have been connected under valid permits and pursuant to valid easements where required, and are sufficient to service the Leased Real Property and are in good operating condition.

                                    (iv) Compliance with the Law. Metropolitan
and Metcare have not received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Leased Real Property that has not been corrected and no violation exists which could have an adverse affect on the operation or value of any Leased Real Property. All improvements located on or constituting part of the Leased Real Property and their use and operation by Metropolitan or Metcare were and are now in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations except as described in Schedule 2.5(a)(iv). No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Leased Real Property or its use or operations.

               (b) Personal Property. A complete description of the machinery, furniture, personalty and equipment of Metcare is contained in Schedule 2.5(b). Except as specifically disclosed in that Schedule, Metcare has good title to all of its personal property. None of Metcare's personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in that Schedule. Schedule 2.5(b) reflects all personal property of Metcare. Except as otherwise specified in Schedule 2.5(b), all leasehold improvements, furnishings, machinery, personalty and equipment of Metcare are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and those furnishings, personalty, machinery and equipment are in good working order.

         2.6   Financial Statements.

               (a) Metcare has delivered to Wand the following financial statements, copies of which are attached as Schedule 2.6: balance sheet of Metcare dated as of June 30, 1998 (the @Base Balance Sheet@) and statements of income, retained earnings and cash flows for the period then ended, which have been prepared by the Chief Financial Officer of Metropolitan in accordance with Generally Accepted Accounting Principles (AGAAP@), are complete and correct in all material respects and present fairly in all material respects the financial condition of Metcare at the dates of those statements and the results of its operations for the periods covered thereby. It is acknowledged that Metropolitan has prepared the Base Balance Sheet consistent with audited financial statements prepared by Kaufman & Rossin, CPAs for the period ended June 30, 1995 and that Metropolitan does not make any representations or warranties with respect to any matter whatsoever not disclosed on such audited financial statements.

Notwithstanding, Metropolitan and Metcare make no representations, warranties or statements whatsoever regarding the Base Balance Sheet regarding any matter occurring out of or relating to any matter prior to March 10, 1997. (this sentence is the ACaveat@)

               (b) Taking the Caveat into consideration, as of the date of the Base Balance Sheet and for the relevant period, Metcare had no liabilities (which liabilities, when taken individually or in the aggregate, were material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of Metcare or the conduct of its business, regardless of whether claims had been asserted as of that date), except liabilities stated or adequately reserved against on the Base Balance Sheet,.or reflected in Schedules furnished to Wand pursuant to this Agreement as of the Closing Date.

               (c) Taking the Caveat into consideration, as of the Closing Date and for the Relevant Period, Metcare has not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Metcare or the conduct of its business, as the case may be, regardless of whether claims had been asserted as of those dates), except liabilities: (i) stated or adequately reserved against on the Base Balance Sheet or the notes to it; (ii) reflected in Schedules furnished to Wand under this Agreement on the Closing Date; or, (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business of Metcare consistent with the terms of this Agreement.

         2.7 Taxes.

               (a) Except for any matter whatsoever occurring, arising out of or relating to (collectively a AMatter@) the time period prior to March 10, 1997 (the APrior Period@). Metcare has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other addition to tax, interest, fines and penalties owed by it due and payable through the Closing Date (collectively, "Taxes"), required to be paid by it, arising out of, or incurred for the Relevant Period, whether disputed or not. Metropolitan agrees to satisfy any pay any all tax obligations arising from the operation of Metcare for the Relevant Period.

               (b) Except for any Matter from the Prior Period, Metcare has, in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it for the Relevant Period, and all these returns correctly and accurately contain the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to Metcare for taxable periods beginning March 10, 1997 and ended on or after the Closing Date is provided in Schedule 2.7(b), and that Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of Metcare from March 10, 1997 and ended on or after the Closing Date, Metcare has delivered to Wand correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by Metcare. Metropolitan acknowledges and agrees to provide Wand with copies of all tax returns filed on behalf of Metcare upon the filing of such returns

               (c) For the Relevant Period, neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of Metropolitan or Metcare, threatening to assert against Metcare any deficiency or claim for additional Taxes. Except for any Matter from the Prior Period, no claim has ever been made by an authority in a jurisdiction where Metcare does not file reports and returns that Metcare is or may be subject to taxation by that jurisdiction for the Relevant Period. Except for any Matter from the Prior Period, there are no security interests on any of the assets of Metcare that arose in connection with any failure (or alleged failure) to pay any Taxes for the period. Metcare has never entered into a closing agreement pursuant to
Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

               (d) Except for any Matter from the Prior Period, except as described in Schedule 2.7(d), for the Relevant Period: (i) no extension of time with respect to any date on which a tax return is to be filed by Metcare is in force; (ii) no waiver or agreement by Metcare is in force for the extension of time for the assessment or payment of any Taxes; and, (iii) no agreement with any taxing authority is in force for an extension of the statute of limitations for an audit.

         2.8 Collectability of Accounts Receivable. Taking into consideration the Caveat, all of the accounts receivable of Metcare shown or reflected on the Base Balance Sheet or existing at the Execution Date (less the reserve for bad debts set forth on the Base Balance Sheet) and all of the accounts receivable listed on Schedule 2.8(a) derived from Wand=s professional services while employed by Metropolitan are or will be at the Closing valid and enforceable claims. Except for any Matter from the Prior Period, Metcare has no accounts or loans receivable from any person, firm or corporation which is affiliated with Metcare or from any director, officer or employee of Metcare, except as disclosed on Schedule 2.8, and all accounts and loans receivable from any of these persons, firms or corporations shall be paid in cash prior to the Closing.

         2.9 Absence of Certain Changes. Taking into consideration the Caveat, except as disclosed in Schedule 2.9, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the financial condition, properties, assets, liabilities, business or operations of Metcare, which change by itself or in conjunction with all other changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to Metcare;

                  (b) Any contingent liability incurred by Metcare as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of Metcare;

                  (c) Any mortgage, encumbrance or lien placed on any of the properties of Metcare which remains in existence on the Closing Date;

                  (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to services provided by Metcare or the conduct of the business of Metcare since the date of the Base Balance Sheet regardless of whether claims have been asserted), incurred by Metcare;

                  (e) Other than in the ordinary course, any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Metcare or Metcare's business;

                  (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Metcare;

                  (g) Any declaration, setting aside or payment of any dividend by Metcare, or the making of any other distribution in respect of the capital stock of Metcare, or any direct or indirect redemption, purchase or other acquisition by Metcare of its own capital stock;

                  (h) Any labor trouble or claim of unfair labor practices involving Metcare; any change in the compensation payable or to become payable by Metcare to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of its officers, employees, agents or independent contractors;

                  (i) Any change with respect to the officers or management of Metcare;

                  (j) Any payment or discharge of a material lien or liability of Metcare which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                  (k) Any obligation or liability incurred by Metcare to any of its officers, directors, stockholders or employees, or any loans or advances made by Metcare to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (1) Any change in accounting methods or practices, credit practices or collection policies used by Metcare;

                  (m) Any other transaction entered into by Metcare other than transactions in the ordinary course of business; or

                  (n) Any agreement or understanding whether in writing or otherwise, for Metcare to take any of the actions specified in paragraphs (a) through (m) above.

         2.10 Ordinary Course. Since the date of the Base Balance Sheet, Metcare has conducted its business only in the ordinary course and consistently with its prior practices.

         2.11   Banking Relations. Not used in this agreement.

         2.12   Intellectual Property.

                  (a) Except for any Matter from the Prior Time Period, except as described in Schedule 2.12(a), Metcare has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of Metcare as presently conducted or contemplated. Except for any Matter from the Prior Time Period, all of the rights of Metcare in the Intellectual Property are freely transferable. Except for any Matter from the Prior Period, there are no claims or demands of any other person pertaining to any. of the Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of Metcare. Except for any Matter from the Prior Period, Metcare has the right to use, free and clear of claims or rights of other persons, all patient lists, processes, computer software, systems, data compilations, research results and other information required for or incident to its services or its business as presently conducted or contemplated.

                  (b) Except for any Matter from the Prior Period, the present and contemplated business, activities and products of Metcare do not infringe any Intellectual Property of any other person. Except for any Matter from the Prior Period, no proceeding charging Metcare with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. Except for any Matter from the Prior Period, Metcare is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of Company.

         2.13 Contracts. Except for any Matter from the Prior Period, except for contracts, commitments, plans, agreements and licenses described in Schedule
2.13 (true and complete copies of which have been delivered to Wand), Metcare is not a party to or subject to:

                  (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any employment contract or contract for services which requires the payment of more than One Thousand Dollars ($1,000.00) annually or which is not terminable within thirty (30) days by Metcare without liability for any penalty or severance payment;

                  (c) any contract or agreement for the purchase of any service, commodity, material or equipment, except as otherwise disclosed in another schedule to this Agreement;

                  (d) any other contracts or agreements creating any obligations of Metcare not specifically disclosed elsewhere under this Agreement;

                  (e) any contract or agreement which by its terms does not terminate or is not terminable without penalty by Metcare or its successors within one year after the Execution Date;

                  (f) any contract containing covenants limiting the freedom of Metcare to compete in any line of business or with any person or entity;

                  (g) any contract or agreement for the purchase of any fixed asset whether or not that purchase is in the ordinary course of business;

                  (h)   any license agreement (as licensor or licensee);

                  (i) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money which directly or indirectly may affect Metcare;

                  (j) any contract or agreement with any officer, employee, director or stockholder of Metcare or with any persons or organizations controlled by or affiliated with any of them; or

                  (k) any contracts, agreements and understandings (collectively, the "Provider Agreements") with any party regarding the provision of medical services to patients, including without limitation, any Provider Agreements with HMOs, PPOS, third party payors, IPAS, PHOS, MSOS, employers, labor unions, hospitals, clinics, ambulatory surgery centers, Medicare intermediaries and Medicaid intermediaries.

                  Metcare is not in default under any contracts, commitments, plans, agreements or licenses described in that Schedule nor has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

         2.14 Litigation, Investigations, Orders and Decrees. Except for any Matter from the Prior Period and except as listed on Schedule 2.14 or Schedule 2.15, for the Relevant Period there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the best of Metropolitan and Metcare's knowledge, threatened against or affecting Metcare, Metcare's employed or engaged physicians, nurses, technicians and allied health care professional (individually, a "Health Care Provider" and collectively, the "Health Care Providers") , Metcare or the business, assets, prospects or financial condition of Metcare, and to the best of Metropolitan and Metcare's knowledge, there are no facts or circumstances which are reasonably likely to create a basis for any of the foregoing. Except as listed on Schedule 2.14, for the Relevant Period there are no outstanding orders, decrees or stipulations issued by any local, state or federal judicial authority in any proceeding to which Metcare are or were a party which may have an adverse effect on any of them.

         2.15 Medical Malpractice. Except for any Matter from the Prior Period and except as set forth on Schedule 2.15, for the Relevant Period there are no pending, and to the best of Metropolitan and Metcare's knowledge and belief, there are no threatened litigation, arbitration, claim or governmental, administrative or other proceedings (formal or informal), including, without limitation, any malpractice claims, Health Care Financing Administration, Agency for Health Care Administration, Office of the Inspector General, Department of Insurance, Department of Professional Regulation or Board of Medicine investigations, suits, notices of intent to institute, arbitration or proceedings, either administrative or judicial, involving Metcare.

         2.16 Insurance. The physical properties and assets of Metcare are insured to the extent disclosed in Schedule 2.16 (including all professional liability insurance policies) and all those insurance policies and arrangements are disclosed in that Schedule. Those insurance policies and arrangements are in full force and effect, all premiums with respect to those policies and arrangements are currently paid, and Metcare is in compliance in all material respects with their terms. That insurance is adequate and customary for the business engaged in by Metcare and is sufficient for compliance by Metcare with all requirements of law and all agreements and leases to which Metcare is a party. Wand agrees that this insurance will no longer be in effect after the Closing Date and Metcare shall be responsible for providing all legally and contractually required insurances at Closing and throughout the time periods legally and contractually required; and will provide Metropolitan evidence of that insurance from time to time.

         2.17   Equity Investments.  Not used in this Agreement.

         2.18 Powers of Attorney. Metcare does not have any outstanding powers of attorney.

         2.19 Finder's Fee. Except as provided in Schedule 2.19, neither Metropolitan nor Metcare has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.20 Licenses; Permits; Compliance. Metropolitan, Metcare and Wand possess all licenses and other required governmental or official approvals, permits, consents and authorizations (as listed on Schedule 2.20 attached to this Agreement), the failure of which to possess would, individually or in the aggregate, have a material adverse effect on the business, financial condition, operations, prospects or results of operations of Metcare. Except for any Matter from the Prior Period, for the Relevant Period, Metcare is in compliance with:
(i) the terms of all contractual obligations which directly or indirectly affect Metcare; (ii) all laws, ordinances, statutes and regulations where noncompliance could have an adverse effect on Metcare or its businesses, prospects or assets; and, (iii) all judgments, orders, rulings or other decisions of any governmental or other regulatory authority, court or arbitrator having jurisdiction over Metcare. Except for any Matter from the Prior Period, Metropolitan and Metcare have furnished to Wand true and correct copies of all correspondence from all governmental authorities asserting that Metcare is not, was not or may not have been in compliance with all applicable laws, rules, regulations, judgments, orders or decrees.

         2.21 Corporate Records; Copies of Documents. Except for any Matter from the Prior Period, for the Relevant Period the corporate record books of Metcare accurately record all corporate action taken by the stockholders and board of directors and committees. Except for any Matter from the Prior Period, the copies of the corporate records of Metcare, as made available to Wand for review, are true and complete copies of the originals of those documents. Except for any Matter from the Prior Period, Metcare has made available for inspection and copying by Wand and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Wand pursuant to this Agreement.

         2.22 Transactions with Interested Persons. Except for any Matter from the Prior Period, except as disclosed on Schedule 2.22, neither Metcare nor any of its "Affiliates"(such term shall hereinafter have the meaning set forth in Rule 405 promulgated by the SEC under the Securities Act of 1933, as amended), have any direct or indirect material interest or familial or business relationship or Metcare's customers, patients, suppliers, vendors, payors or landlords.

         2.23 Employee Benefit Programs. Except for any Matter from the Prior Period, Schedule 2.23 to this Agreement sets forth a list of every employee program that has been maintained by Metcare during the Relevant Period.

         2.24 Environmental Matters. Except for any Matter from the Prior Period, except as provided in Schedule 2.24 and except for biohazardous materials which have been disposed of in compliance with all applicable laws and regulations, for the Relevant Period, Metcare has not ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); and (i) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by Metcare, or has come to be located in the soil or groundwater at any such site for which Metcare may have liability; (ii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by Metcare for treatment, storage, or disposal at any-other place for which Metcare may have liability; (iii) Metcare does not presently own, operate, lease, or use, any site on which underground storage tanks are or were located for which Metcare may have liability; and, (iv) for the Relevant Period, no lien has been imposed by any governmental agency or any property, facility, machinery, or equipment owned, operated, leased, or used by Metcare in connection with the presence of any Hazardous Material.

         Except for any Matter from the Prior Period, Metcare does not have any liability under, nor has Metcare ever violated in any material respect, any Environmental Law (as defined below); and: (i) Metcare and any property owned, operated, leased, or used by Metcare and any facilities and operations on that property, are presently in compliance in all respects with all applicable Environmental Laws for which Metcare may have liability; (ii) Metcare has never entered into or been subject to any judgment, consent, decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal compliant or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law for which Metcare may have liability; and, (iii) Metcare has no reason to believe that any of the items enumerated in clause (ii) of this paragraph will be forthcoming.

         No site owned, operated, leased, or used by Metcare contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCB) or equipment containing PCB, or any urea formaldehyde foam insulation for which Metcare could be held liable.

         Except for any Matter from the Prior Period, Metropolitan and Metcare have provided to Wand copies of all documents, records, and information available to Metropolitan or Metcare concerning any environmental or health or safety matter relevant to Metcare, whether generated by others or by Metcare, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control is plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health or safety matters issued by any governmental agency.

         For purposes of this Section 2.24: (i) "Hazardous Material,, shall mean and include any hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environmental or to human health or safety, including without limitation, bio-hazardous materials; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date of this Agreement, previously enforced, or subsequently enacted for which Metcare could be held liable.

         2.25 List of Directors and Officers. Schedule 2.25 contains a true and complete list of all current directors and officers of Metcare. In addition,
Schedule 2.25 contains a list of all managers, employees and consultants of Metcare who, individually, have received or are scheduled to receive compensation from Metcare for the period ending March 31, 1998. In each case that Schedule shall include the current job title and aggregate annual compensation of each individual.

         2.26 Disclosure; Accuracy of Documents and Exhibits. Taking the Caveat into consideration and the fact that neither Metropolitan nor Metcare has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, the representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Metropolitan and Metcare pursuant to this Agreement to Wand do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make those representations, warranties or statements not misleading in light of the circumstances under which they were made. Taking the Caveat into consideration and the fact that neither Metropolitan nor Metcare has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, there are no facts known to Metropolitan or Metcare which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of Metcare which have not been specifically disclosed in this Agreement or in a Schedule furnished with this Agreement, other than general economic conditions affecting the health care industry.

         Taking the Caveat into consideration and the fact that neither Metropolitan nor Metcare has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, all contracts, instruments, agreements and other documents delivered by Metropolitan or Metcare to Wand or its agents for Wand's or its agents, review in connection with this Agreement and the contemplated transactions, including articles of incorporation, by-laws, corporate minutes, stock record books and tax returns, are true, correct and complete copies of all those contracts, instruments, agreements and other documents. Taking the Caveat into consideration and the fact that neither Metropolitan nor Metcare has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, all Exhibits and Schedules to this Agreement are true, correct and complete as of the Closing.

         2.27 Non-Foreign Status. Metcare is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

         2.28 Employees; Labor Matters; Regulatory Compliance. Metcare employs the employees listed on Schedule 2.28.

         2.29 Provider Agreements; Suppliers; Changes. Schedule 2.29 sets forth any third party payor arrangement or agreement or Provider Agreement which accounts for more than five percent (5%) of the collections of Metcare for the twelve months ended December 31, 1996, (ATPAs@). The relationships of Metcare with its TPAs are good commercial working relationships. None of the TPAs has canceled, materially modified, or otherwise terminated its relationship with Metcare, or has during the last twelve months decreased materially its use of the services of Metcare, nor to the knowledge of Company, do any TPAs have any plan or intention to do any of the foregoing. Further, Metcare has not received notice that any health plan, insurance company, employer or any other TPA which has done business with Metcare since January 1, 1996 intends to terminate, limit or restrict its relationship with Metcare.

         2.30 Authorization from Others. Prior to the Closing Date, Metropolitan and Metcare will obtain all authorizations, consents and permits of others required to permit the consummation by Metropolitan and Metcare of the transactions contemplated by this Agreement. Metropolitan and/or Metcare shall obtain the consent of any landlord, lessor, third party payor, managed care company or any other party with Metcare requiring consent to the contemplated transaction (collectively the AConsent@).

         2.31 Notice of Default. Promptly upon the occurrence of, or promptly upon Metcare becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had that event occurred or been known to Metropolitan or Metcare prior to the Execution Date, of any of the representations, warranties of Metropolitan and Metcare contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Metropolitan or Metcare shall give detailed written notice to Wand and Metropolitan and Metcare shall use their best efforts to prevent or promptly remedy the same.

         2.32 Consummation of Agreement. Metropolitan and Metcare shall use their best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Metropolitan and Metcare will obtain prior to the Closing all necessary authorizations or approvals of its Board of Directors.

                                    SECTION 3
                                    ---------
                     REPRESENTATIONS AND WARRANTIES OF WAND
                     --------------------------------------

         3.1 Making of Representations and Warranties. As a material inducement to Metropolitan and Metcare to enter into this Agreement and consummate the contemplated transactions, Wand hereby makes the representations and warranties to Metropolitan and Metcare contained in this Section 3.

         3.2 Authority of Wand. Wand has the full right, authority and power to enter into this Agreement, and each agreement, document and instrument to be executed and delivered by him pursuant to this Agreement and to carry out the contemplated transactions.. This Agreement, and each other agreement, document and instrument executed and delivered by Wand pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Wand enforceable in accordance with their terms. The execution, delivery and performance by Wand of this Agreement, and each agreement, document and instrument:

               (a) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Wand or require Wand to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and,

               (b) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which Wand is a party.

               3.4 Litigation. There is no litigation pending or, to Wand=s knowledge, threatened against either Wand which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

               3.5 Finder's Fee. Wand has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

                                    SECTION 4
                                    ---------

                                COVENANTS OF WAND
                                -----------------

               4.1 Making of Covenants and Agreement. Wand hereby makes the covenants and agreements in this Section 4.

               4.2 Confidentiality. Wand agrees that until the Closing has been consummated, and for one year after the Closing, Wand will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from Metropolitan or Metcare with respect to the business or financial condition of the Metropolitan or Metcare except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of Metropolitan or Metcare or which has been disclosed to Wand by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, Wand will return to Metropolitan or Metcare (or certify that it has destroyed) all copies of data and information, including but not limited to financial information, Customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Wand in connection with the transaction.

               4.3 Consummation of Agreement. Wand shall use his best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this agreement, to the end that the transactions contemplated by this agreement shall be fully carried out.

                                    SECTION 5
                                    ---------

                           CONDITIONS FOR CLOSING AND
                           --------------------------
                              PROCEDURE FOR CLOSING
                              ---------------------

               5.1 Conditions to the obligations of Wand. The obligation of Wand to consummate this Agreement and the contemplated transactions are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                       (a) Representations; Warranties; Covenants. Each of the representations and warranties of Metropolitan and Metcare contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and Metropolitan and Metcare shall, on or before the Closing, have performed all of their obligations under this Agreement which by the terms are to be performed on or before the Closing.

                       (b) No Material Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of Metcare since the date of the Base Balance Sheet, whether or not in the ordinary course of business.

                       (c) Approval of Wand's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the contemplated transactions and all related legal matters contemplated this Agreement shall have been approved by counsel for Wand that counsel shall have received on behalf of Wand all other certificates, opinions, and documents in form satisfactory to counsel, as Wand may reasonably require from Metropolitan or Metcare to evidence compliance with the terms and conditions of this Agreement as of the Closing and the correctness as of the Closing of the representations and warranties of Metropolitan and Metcare and the fulfillment of their respective covenants.

                       (d) No Litigation. There shall have been no determination by Wand, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Wand, Metropolitan or Metcare or any material adverse change in the laws or regulations applicable to Metcare.

                       (e) Consents. Metropolitan and Metcare shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Metcare in connection with the execution and delivery of this Agreement, the performance of the contemplated transactions and the continued operation of the business of Metcare by Wand subsequent to the Closing; and Metcare and Wand shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Wand, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of Metcare and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any material indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

                       (f) Professional Services/Employment Agreement. The Professional Services/Employment Agreement by and between Wand and Metropolital shall have been terminated, and neither party shall have any further liability to the other with respect to the Professional Services/Employment Agreement.

                       (g) Employee Programs. Metcare shall have taken all steps necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program identified on Schedule 2.23 notwithstanding the purchase of Metcare Shares by Wand.

                       (h) Resignations. Metcare shall have delivered to Wand the resignations of all of the Directors of Metcare and of all officers of Metcare as may be requested by Wand at least five days prior to the Closing, those resignations to be effective at the Closing.

                       (i) Satisfaction of Obligations. Metropolitan shall pay in full Metcare=s outstanding debts and obligations which were incurred during the Relevant Period and prior to the Closing Date and which were then due or payable on or before the Closing Date, including without limitation, all pension plan contribution, professional fees (accounting and legal fees), taxes and accounts payable and Metcare shall provide the Wand with evidence of those satisfactions, unless such obligations are disclosed on the base balance sheet provided to Wand in accordance with Section 2.6 of this Agreement. Any outstanding debt or obligation not included on the base balance sheet shall be the sole and exclusive obligation of Metropolitan. However, a proration shall be done for all accrued, but unpaid expenses such as payroll, rent and vacation as of the Closing Date.

               5.2 Conditions to Obligations of Metcare and Metropolitan. The obligation of Metropolitan and Metcare to consummate this Agreement and the contemplated transactions is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                       (a) Representations; Warranties; Covenants. Each of the representations and warranties of Wand contained in Section 3 shall be true and correct in all material respects as though made on and as of the Closing and Wand shall, on or before the Closing, have performed all of its obligations under this Agreement which by the terms are to be performed on or before the Closing.

                       (b) Approval of Metcare's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the contemplated transactions and all related legal matters contemplated by this agreement shall have been approved by Joel Mayersohn, Esq., in his capacity as Counsel for Metropolitan and Metcare, and that counsel shall have received on behalf of Metropolitan and Metcare all other certificates, opinions and documents in form satisfactory to that counsel as Metropolitan may reasonably require from Wand to evidence compliance with the terms and conditions of this Agreement as of the Closing and the correctness as of the Closing of the representations and warranties of Wand and the fulfillment of its covenants.

                       (c) No Litigation. There shall have been no determination by Metcare or Metropolitan, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Wand, Metropolitan or Metcare.

               Section 5.3 Procedure at the Closing. At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all of these steps shall be deemed to have occurred simultaneously):

         (a) Wand shall deliver a stock power transferring all of his shares of Metropolitan Common Stock to Metropolitan and shall execute a promissory note in substantially the same form as Exhibit 1.2(A);

         (b) Metropolitan shall deliver a letter to Wand terminating his Professional Service/Employment Agreement with Metropolitan, and no party shall have any further liability to the other party with regard to this Agreement;

         (c) Metropolitan and Metcare shall execute and deliver resolutions adopted by the board of directors of Metropolitan and Metcare approving the transactions contemplated by this Agreement, certified by the corporate secretary of Metropolitan and Metcare;

         (d) Metcare shall deliver to the Wand a Certificate of Metropolitan and Metcare's President dated as of the Closing to the effect that the statements contained in this Agreement are true and correct;

         (e) Wand shall deliver the promissory note and Metropolitan common stock to Metropolitan;

         (f) Metropolitan, Metcare and Wand shall exchange mutually acceptable General Releases;

         (g) Metropolitan shall cooperate with Wand in the conversion of Wand=s accounts receivable on to Wand=s computer system to the reasonable satisfaction of Wand;

         (h) Metropolitan shall deliver stock certificates to the Wand and shall execute and deliver stock powers of attorney and any other documentation necessary to effectuate a transfer of Metcare Stock to the Wand;

         (i) Metcare shall deliver to the Wand a Certificate of Good Standing issued by the Secretary of State of Florida.

         (m) Metropolitan shall deliver a check in the amount of ten thousand dollars ($10,000) to the law firm of Ziskind & Arvin, P.A. for legal fees incurred during the relevant period..
         (n) Metropolitan shall transfer to Wand Metropolitan=s Post Office Box where it receives payment of accounts receivable for Metcare or Wand=s accounts receivable.

                                    SECTION 6
                                    ---------

                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING
                  --------------------------------------------

             6.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations in this Agreement or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the contemplated transactions are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party to this Agreement for a time period ending on July 19, 1999.

             6.2 Transfer of Wand=s Accounts Receivable Post Closing. Metropolitan agrees, post closing, to transfer to Wand, within ten (10) days after receipt, of any accounts receivable Metropolitan receives which relates to any accounts receivable transferred to Wand pursuant to the terms of this Agreement.

                                    SECTION 7
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

             7.1 Indemnification by the Stockholders. Metropolitan agrees subsequent to the Closing to indemnify and hold Metcare, Wand and its subsidiaries and affiliates and persons serving as officers, directors, partners or employees of Metcare or Wand (individually a "Wand Indemnified Party" and collectively the "Wand Indemnified Parties@) harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, intentional misrepresentation or a deliberate or wilful breach by Metropolitan or Metcare of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement;

                  (b) any other breach of any representation, warranty or covenant of Metropolitan or Metcare under this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of those representations, warranties or covenants; and

                  (c) except for any Matter form the Prior Period any liability of Metcare for Taxes arising from an event or transaction from March 10, 1997 to the Closing or as a result of the Closing which have not been paid or provided for by Metcare, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by Metcare during such period. Notwithstanding the provisions of Section 7.1, Metropolitan has no obligation whatsoever to indemnify any party for any Matter whatsoever from the Prior Period or pertaining in any part to the Caveat.

               7.2 Limitations on Indemnification by the Wand. No indemnification shall be payable pursuant to Subsection 7.1(b) above to any Wand Indemnified Party, unless the total of all claims for indemnification pursuant to Section 7.1 shall exceed Ten Thousand Dollars ($10,000.00) in the aggregate, whereupon the full amount of claims in excess of $10,000.00 shall be recoverable in accordance with the terms of this Agreement. Furthermore, notwithstanding anything in this agreement no claim for indemnification.

               7.3 Indemnification by Wand. Wand agrees to indemnify and hold Metropolitan harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by Metropolitan out of or based upon any breach of any representation, warranty or covenant made by Wand in this Agreement or in any certificate delivered by Wand under this Agreement, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting that breach.

               7.4 Limitation on Indemnification by Wand. No indemnification pursuant to Section 7.3 shall be payable to Metropolitan, unless the total of all claims for indemnification pursuant to Section 7.3 shall exceed Ten Thousand Dollars ($10,000.00) in the aggregate, whereupon the full amount of all claims shall be recoverable in accordance with the terms of this Agreement. Furthermore, notwithstanding anything in this agreement no claim for indemnification may be made after June 1, 2000.

               7.5 Notice; Defense of Claims. An indemnified party may make claims for indemnification under this Agreement by giving written notice of the claim to the indemnifying party within the period in which indemnification claims can be made under this Agreement. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice of the claim to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving that notice. The notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving any notice, the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice of the claim, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if that good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of that claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in that defense, at the expense of the indemnifying party.

                                   SECTION 8
                                   ---------
                                  MISCELLANEOUS
                                  -------------

                8.1        Fees and Expenses.

                       (a) Except as contained herein, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Metropolitan or Metcare relating in any way to the purchase and sale of Metcare Shares under this Agreement and the contemplated transactions, including without limitation legal, accounting or other professional expenses of Metropolitan or Metcare shall be charged to or paid by Metcare or Wand.

                       (b) Metropolitan will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of Metcare Shares to Wand as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to that transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of Metcare.

               8.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Florida without regard to its conflict of laws provisions.

               8.3 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses listed below or to any other address or person as a party may designate by notice to each other party under this Agreement:

         if to Metropolitan:                Metropolitan Healthcare, Inc.

                                            -----------------------------

                                            -----------------------------


         if to Metcare:                     -----------------------------

                                            -----------------------------


         if to Wand:                        Paul Wand, M.D.

                                            -----------------------------

                                            -----------------------------


         with a copy to:       Jay A. Ziskind, Esq.
                              Ziskind & Arvin, P.A.
                               444 Brickell Avenue
                                    Suite 905
                              Miami, Florida 33131

Any notice given under this Agreement may be given on behalf of any party by his counsel or other authorized representatives.

               8.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to in this Agreement and the other writings specifically identified in this Agreement or contemplated by this Agreement, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties to this Agreement except as referred to in this Agreement or in its Schedules and Exhibits or in other writings; and all inducements to the making of this Agreement relied upon by either party to this Agreement have been expressed in this Agreement or in the Schedules or Exhibits or in other writings.

               8.5 Assignability; Binding Effect. This Agreement shall only be assignable by Wand to a corporation or partnership controlling, controlled by or under common control with Wand upon written notice to Metropolitan and Metcare. This Agreement may not be assigned by Metropolitan or Metcare without the prior written consent of Wand. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties to this Agreement and their respective successors and permitted assigns.

               8.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision of this Agreement. The use in this Agreement of the masculine pronoun in reference to a party to this Agreement shall be deemed to include the feminine or neuter, as the context may require.

               8.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

               8.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant contained in this Agreement be waived, except by a writing duly and validly executed by each party to this Agreement, or in the case of a waiver, the party waiving compliance.

               8.9 Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if the invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or . unenforceability is caused by the length of any period of time or the size of any area contained in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.

               8.10 Dispute Resolution. Except as otherwise required by applicable law or as expressly provided in this Agreement, any controversy or claim arising out of or related to this Agreement or alleged breach breach thereof, shall be settled by arbitration pursuant to the Florida Arbitration Code (Florida Statutes Chapter 682) as presently existing or as may thereafter be amended.

               8.11 Publicity. Subject to applicable law, all press releases and other publicity, except as required by applicable law, concerning the transactions contemplated by this Agreement will be subject to the prior review and approval of Metropolitan, Metcare and the Wand, provided that the approval shall not be unreasonably withheld or delayed.

               8.12 No Breach. The parties agree that the execution of this Agreement shall not be deemed to be an assignment of any contract where consent to that assignment is required by the terms of that contract provided, however the Wand shall obtain the Consents, and assume and discharge all obligations relating to those consents.

               8.13 Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer of employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

               8.14 Jurisdiction; Venue; Inconvenient Forum; Jury Trial. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN BROWARD COUNTY, AND THE PARTIES ACCEPT THE EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING. IN ADDITION, THE PARTIES KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT BROUGHT IN THE STATE OF FLORIDA, AND FURTHER, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

               IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the Closing Date.

                                WAND:

                                /s/ Paul Wand
                                -----------------------------------------
                                Paul Wand, M.D.


                                METCARE:

                                METCARE II, INC., a Florida corporation
                                By: /s/Donald B. Cohen
                                -----------------------------------------
                                Its: Vice President
                                -----------------------------------------


                                METROPOLITAN:

                                METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation

                                By: /s/Donald B. Cohen
                                -----------------------------------------
                                Its : Executive Vice President
                                -----------------------------------------